UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2016

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

Sentio Healthcare Properties, Inc. (the “Company”) held its annual meeting of stockholders on November 10, 2016. The matter submitted to the stockholders for a vote was the election of eight directors to hold office for one-year terms ending in 2017.

Proposal 1 – Election of Directors

The nominees submitted for election as directors were Romeo Cefalo, Barry Chase, Steven Pearson, John Mark Ramsey, Ronald Shuck, James Skorheim, Billy Butcher, and Peter Sundheim. The number of votes cast for and votes withheld for each of the director nominees was as follows:

Name	For	Withhold
Romeo Cefalo	17,772,007	54,309
Barry Chase	17,773,333	52,983
Steven Pearson	17,772,281	54,035
John Mark Ramsey	17,773,007	53,309
Ronald Shuck	17,772,281	54,035
James Skorheim	17,773,314	53,002
Billy Butcher	1,000	0
Peter Sundheim	1,000	0

The elections for Billy Butcher and Peter Sundheim were made by the KKR Investor as the sole holder of the Company’s Series C preferred stock, voting as a separate class. The remaining directors were elected by the holders of the Company’s common stock and Series C preferred stock, voting together as a single class with the Series C Preferred stockholders voting on an as-converted basis as described in our proxy statement.

A majority of the votes present in person or by proxy at the meeting was required for the election of the directors. As a result, all of the nominees were elected to serve as directors for one-year terms and until their successors are duly elected and qualified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: November 16, 2016	By:	/s/ Sharon C. Kaiser

Sharon C. Kaiser
Chief Financial Officer; Treasurer and Secretary